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                                                                    EXHIBIT 23.1

                               Independent Auditors' Consent

The Board of Directors and Shareholders of
Platinum Underwriters Holdings, Ltd.:

We consent to incorporation by reference in registration statement on Form S-8 of Platinum Underwriters Holdings, Ltd. and subsidiaries, of our reports dated March 21, 2003, relating to the consolidated balance sheet of Platinum Underwriters Holdings, Ltd. and subsidiaries as of December 31, 2002, and the related consolidated statements of income and comprehensive income, shareholders' equity and cash flows for the period April 19, 2002 (date of inception) to December 31, 2002, and the related financial statement schedules, which reports appear in the December 31, 2002, annual report on Form 10-K of Platinum Underwriters Holdings, Ltd.

                                            /s/ KPMG LLP

New York, New York

April 1, 2003







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                         Independent Auditors' Consent
                         -----------------------------

The Board of Directors and Shareholders of
Platinum Underwriters Holdings, Ltd.:

We consent to incorporation by reference in the registration statement on Form S-8 of Platinum Underwriters Holdings, Ltd. and subsidiaries, of our report dated March 21, 2003, relating to the combined statement of identifiable underwriting assets and liabilities of The St. Paul Companies, Inc. Reinsurance Underwriting Segment (Predecessor) as of December 31, 2001 and the related combined statements of underwriting results and identifiable underwriting cash flows for the period from January 1, 2002 through November 1, 2002 and for the years ended December 31, 2001 and 2000, which report appears in the December 31, 2002, annual report on Form 10-K of Platinum Underwriters Holdings, Ltd. Our report contains an explanatory paragraph that states that the combined statements are not intended to be a complete presentation of Predecessor's or St. Paul's financial position, results of operations or cash flows.



                                           /s/ KPMG LLP

Minneapolis, Minnesota

March 31, 2003